EXHIBIT 10.4
CO-INVESTMENT AND ALLOCATION AGREEMENT
This CO-INVESTMENT AND ALLOCATION AGREEMENT (this “Agreement”) is dated as of August 17, 2009, by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), SPT Management, LLC, a Delaware limited liability company (the “Manager”) and Starwood Capital Group Global, L.P., a Delaware limited partnership (“Starwood Capital Group”).
WHEREAS, the Company is a newly formed corporation which intends to invest in the Target Assets (as defined on Schedule I hereto);
WHEREAS, pursuant to a Management Agreement, dated the date hereof (the “Management Agreement”), by and between the Company and the Manager, the Company will be externally managed and advised by the Manager, which is an Affiliate (as defined on Schedule I hereto) of Starwood Capital Group;
WHEREAS, an Affiliate of Starwood Capital Group is the general partner of the SOF VIII Partnership (as defined on Schedule I hereto), a limited partnership the purpose of which is to invest in certain of the Target Assets in addition to investments in certain other types of real estate related assets;
WHEREAS, an Affiliate of Starwood Capital Group is the general partner of the Hotel II Partnership (as defined on Schedule I hereto, and together with the SOF VIII Partnership, the “Starwood Private Real Estate Funds”), a limited partnership the purpose of which is to invest in certain of the Target Assets related to hospitality properties in addition to investments in certain other types of assets related to hospitality properties;
WHEREAS, pursuant to the SOF VIII Partnership Agreement (as defined on Schedule I hereto) and the Hotel II Partnership Agreement (as defined on Schedule I hereto), the Starwood Private Real Estate Funds have certain rights to invest in certain of the Target Assets when certain investment vehicles managed by an Affiliate of Starwood Capital Group invest in the Target Assets; and
WHEREAS, the Manager and Starwood Capital Group wish to provide the Company with certain rights to invest in Target Assets; and

WHEREAS, the Manager and Starwood Capital Group have agreed to the additional sponsorship and management restrictions as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:
ARTICLE I
INVESTMENT OPPORTUNITIES
1.1 Other Investment Vehicles.
(a) Each of the Manager and Starwood Capital Group represent and warrant to the Company that none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group currently sponsor or manage any Competing Investment Vehicle (as defined on Schedule I hereto) with Uncommitted Capital (as defined on Schedule I hereto) other than the Company, the SOF VIII Partnership and the Hotel II Partnership.
(b) Each of the Manager and Starwood Capital Group agree that during the term of this Agreement, none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group will sponsor or manage any U.S. publicly traded Competing Investment Vehicle. Notwithstanding the foregoing, the Manager, Starwood Capital Group and their respective Affiliates may sponsor or manage a U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in the Target Assets (a “Potential Competing Investment Vehicle”).
(c) Each of the Manager and Starwood Capital Group agree that during the term of this Agreement, none of the Manager, Starwood Capital Group or any Affiliate of Starwood Capital Group will sponsor or manage a Potential Competing Investment Vehicle or any private or foreign Competing Investment Vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and the Company, or (ii) provides the Company with the right to co-invest with such vehicles, in each case subject to (A) the suitability of each investment opportunity for the particular vehicle and the Company and (B) each such vehicles’ and the Company’s availability of cash for investment.

1.2 Co- Investment Rights.
(a) Subject to paragraph (b) of this Section 1.2, the parties hereto agree that Company shall have following co-investment rights during the Co-Investment Period:
(i) Of the equity capital proposed to be invested by any of the SOF VIII Partnership, the Hotel II Partnership and/or the Company in any Starwood Target Asset Opportunity, the Company shall have the right to invest a minimum of 75.0% of such equity capital;
(ii) To the extent that either or both of the Starwood Private Real Estate Funds elect to invest less than 25.0% of the equity capital proposed to be invested by any of the SOF VIII Partnership and/or the Hotel II Partnership in any Starwood Target Asset Opportunity, the Company shall also have the right to invest an additional percentage of equity capital in such Starwood Target Asset Opportunity equal to the percentage of equity capital not so invested by either or both of the SOF VIII Partnership and/or the Hotel II Partnership.
(iii) Any portion of a Starwood Target Asset Opportunity that the Company elects not to invest in pursuant to clauses (i) or (ii) of paragraph (a) of this Section 1.2 may be thereafter offered to, and purchased by, any investment vehicle sponsored or managed by the Manager, Starwood Capital Group or their respective Affiliates.
(b) The Company’s rights set forth in paragraph (a) of this Section 1.2 are subject to the following conditions:
(i) the availability of the Company’s cash to make investments;
(ii) the Manager’s determination that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 is consistent with, and would not violate any of the Investment Guidelines;
(iii) the determination by the Manager that the proposed investment opportunity referred to in paragraph (a) of this Section 1.2 is suitable for the Company, taking into account the composition of the Company’s portfolio at the time and any other relevant factors (including maintaining its status as a real estate investment trust); and
(iv) the Manager’s sole discretion as to whether or not to exclude from the Company’s investment portfolio, at any time, any Medium-Term Loan-to-Own Investment.

(c) For purposes of this Section 1.2, the Starwood Target Asset Opportunities shall also include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments if the Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets.
(d) The parties hereto acknowledge and agree that the Company will not have any co-investment or similar rights with, or obligations to, Starwood Real Estate Securities, L.L.C., and its sponsored funds, or Starwood Energy Group Global, L.L.C., and its sponsored funds pursuant to Sections 1.1. or 1.2 of this Agreement.
ARTICLE II
MISCELLANEOUS
2.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in Schedule I hereto.
2.2 Termination. This Agreement shall terminate on the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager and Starwood Capital Group are no longer under common control.
2.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.3):

The Company:	Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Ellis F. Rinaldi, Esq.
Fax: (203) 422-7873

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David J. Goldschmidt, Esq.
Fax: (212) 735-2000

The Manager or Starwood Capital Group:	SPT Management, LLC 591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Ellis F. Rinaldi, Esq.
Fax: (203) 422-7873

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: David J. Goldschmidt, Esq.
Fax: (212) 735-2000

2.4 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.
2.5 Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
2.6 Amendments; Waivers. This Agreement, nor any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which performance is due.
2.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
2.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
2.10 Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement and all matter incident thereto.
2.11 Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
2.12 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
2.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY: STARWOOD PROPERTY TRUST, INC.
By:	/s/ Ellis F. Rinaldi
	Name:	Ellis F. Rinaldi
	Title:	Secretary
MANAGER: SPT MANAGEMENT, LLC
By:	/s/ Ellis F. Rinaldi
	Name:	Ellis F. Rinaldi
	Title:	Secretary
STARWOOD CAPITAL GROUP: STARWOOD CAPITAL GROUP GLOBAL, L.P.
By:	SCGG GP, L.L.C.

By:	/s/ Ellis F. Rinaldi
	Name:	Ellis F. Rinaldi
	Title:	Executive Vice President

Signature Page to the Co-Investment and Allocation Agreement

Schedule I
“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.
“Co-Investment Period” means the period during which either or both of the Starwood Private Real Estate Funds have Uncommitted Capital.
“Competing Investment Vehicle” means any investment vehicle that invests primarily in the Target Assets. For the avoidance of doubt, any investment vehicle that invests predominantly in non-U.S. mortgage assets shall not be considered a Competing Investment Vehicle.
“Hotel II Partnership” means, collectively, Starwood Capital Hospitality Fund II Global, L.P., a Delaware limited partnership, Starwood Capital Hospitality Fund II U.S., L.P., a Delaware limited partnership, and Starwood Capital Hospitality Fund II International, L.P., an England and Wales Limited Partnership.
“Investment Guidelines” means the Investment Guidelines of the Company described in the IPO Prospectus under the heading entitled “Business— Our Investment Guidelines,” subject to any amendments to the Investment Guidelines from time to time that are mutually agreed to by the Company and the Manager.
“IPO Prospectus” means the Company’s prospectus, dated August  _____  , 2009, forming a part of the Company’s Registration Statement on Form S-11 (No. 333-159754).
“Medium-Term Loan-to-Own Investment” means any Target Asset which, at the time of its origination or acquisition, the originator or acquiror had the intent and/or expectation of foreclosing on, or otherwise acquiring, the real property securing such Target Asset within 18 to 48 months of its origination or acquisition of such Target Asset.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.
“Restricted Period” means the period from and including the date hereof until the earlier of the date (i) on which the Management Agreement terminates or expires in accordance with its terms, and (ii) the Manager and Starwood Capital Group are no longer under common control.

“SOF VIII Partnership” means, collectively, Starwood Global Opportunity Fund VIII, L.P., a Delaware limited partnership, Starwood International Opportunity Fund VIII-I, L.P., an England and Wales Limited Partnership, Starwood International Opportunity Fund VIII-2, L.P., an England and Wales Limited Partnership, and Starwood U.S. Opportunity Fund VIII-I, L.P., a Delaware limited partnership.
“Starwood Target Asset Opportunities” means investment opportunities in Target Assets that are identified by Starwood Capital Group, the Manager or one of their respective Affiliates.
“Target Assets” means the types of assets described under “Business— Our Target Assets” in the IPO Prospectus, excluding any Near Term Loan-to-Own Investments, subject to, and including any changes to the Company’s Investment Guidelines that may be approved by the Manager and the Company from time to time.
“Uncommitted Capital” means the capital commitments (whether or not funded) to an investment vehicle that have not been (i) invested, or reserved for, in any investment in accordance with the terms of the investment vehicle’s operative documents, or (ii) allocated to a particular investment opportunity pursuant to a definitive agreement or a binding or non-binding letter of intent, in each case between such investment vehicle and a proposed seller of an investment .